UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

VERICHIP CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	43-1641533
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1690 South Congress Avenue, Suite 200

Delray Beach, Florida 33445

(561) 805-8008

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common stock, par value $0.01 per share	The Nasdaq Global Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-130754 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: N/A

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of the common stock, $0.01 par value per share, of VeriChip Corporation (the “Company”) under the heading “Description of Capital Stock” contained in the Company’s registration statement on Form S-1 (File No. 333-130754), as amended from time to time (the “Form S-1”), is incorporated herein by reference and shall be deemed to be a part hereof.

Item 2. Exhibits.

3.1	Second Amended and Restated Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on December 18, 2006 (incorporated herein by reference to Exhibit 3.1 to the Form S-1)

3.2	Amended and Restated By-Laws of the Registrant adopted as of December 12, 2005 (incorporated herein by reference to Exhibit 3.2 to the Form S-1)

4.3	Form of certificate for the shares of common stock (incorporated herein by reference to Exhibit 4.3 to the Form S-1)

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VERICHIP CORPORATION (Registrant)

Dated: February 6, 2007	By:	/S/ Scott R. Silverman

Scott R. Silverman Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Second Amended and Restated Certificate of Incorporation of the Registrant filed with the Secretary of State of the State of Delaware on December 18, 2006 (incorporated herein by reference to Exhibit 3.1 to the Form S-1)

3.2	Amended and Restated By-Laws of the Registrant adopted as of December 12, 2005 (incorporated herein by reference to Exhibit 3.2 to the Form S-1)

4.3	Form of certificate for the shares of common stock (incorporated herein by reference to Exhibit 4.3 to the Form S-1)